Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2012, relating to the financial statements and financial statement schedule of PMC- Sierra, Inc., (“PMC”) and the effectiveness of PMC’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of PMC for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Vancouver, Canada

May 14, 2012